EXHIBIT 99.2

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Investor Calls

Sean O’Brien

Director of Investor Relations

Ptek Holdings, Inc.

(404) 262-8462

PTEK HOLDINGS APPOINTS LEE PROVOW AS NEW PRESIDENT OF XPEDITE

Seasoned Business Services Executive to Lead Electronic Information Delivery Unit

ATLANTA, August 5, 2003 – Ptek Holdings, Inc. (NASDAQ: PTEK; www.ptek.com), a leading provider of business communications services, today announced that Lee Provow has been named President of its Xpedite business unit. As President of Xpedite, Provow will be responsible for all aspects of the Xpedite business worldwide. In his new position, Provow will report directly to Boland T. Jones, Chairman and CEO of Ptek. Provow replaces Rob Mainor, who served as President of Xpedite since April 2002.

Provow has more than 20 years of experience in the data and business services industry. He began his career in the transaction processing division of NCR where he spent 15 years in various domestic and international technical, marketing, product management, strategic planning and execution positions. Provow left NCR in 1995 to found GridNet International, a provider of enhanced data communications services. Provow served as Chief Operating Officer of GridNet until it was purchased by WorldCom in July 1997. Following the sale of GridNet, Provow served as COO of Slingshot Networks LLC, a provider of digital media storage, until it was acquired by Qwest Communications. Following the sale of Slingshot, he served as the President and Chief Executive Officer of Intelispan, a provider of network solutions and enabler of electronic communications, until it was sold to McLeod USA in December of

2001. Since the sale of Intelispan, Provow has served as President and Managing Director of Commonwealth Holdings, LLC, a private investment fund, and as manager of ComVest Management. His most recent position was Chairman of Comdial Corporation.

“We’re pleased to have a person of Lee’s background and successful track record lead our efforts in continuing the transition of Xpedite from a legacy messaging company to a true business services partner for global enterprises,” stated Boland T. Jones, Founder, Chairman and CEO of Ptek Holdings. “We have tremendous opportunities to help our customers automate their daily business transactions such as trade confirmations, equity research reports, monthly financial statements, and invoice presentment and collection notices, and Lee will be instrumental in helping us take advantage of these opportunities.”

About Ptek Holdings, Inc.

Ptek Holdings, Inc. (NASDAQ: PTEK) is a leading provider of business communications services that enable global enterprises to better communicate with constituents, acquire and retain customers and automate business processes. These solutions, which include conferencing, Web collaboration and messaging, are marketed under the Premiere Conferencing and Xpedite brand names.

Ptek Holdings’ corporate headquarters is located at 3399 Peachtree Road NE, The Lenox Building, Atlanta, GA 30326. Additional information can be found at www.ptek.com.

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Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Ptek’s forward-looking statements, including the following factors: our ability to respond to rapid technological change, the development of alternatives to our products and services and the risk of obsolescence of our products, services and technology; market acceptance of new products and services; our ability to manage our growth; costs or difficulties related to the integration of businesses and technologies, if any, acquired or that may be acquired by us may be greater than expected; expected cost savings from past or future mergers and acquisitions may not be fully realized or realized within the expected time frame; revenues following past or future mergers and acquisitions may be lower than expected; operating costs or customer loss and business disruption following past or future mergers and acquisitions may be greater than expected; the success of our strategic relationships, including the amount of business generated and the viability of the strategic partners, may not meet expectations; possible adverse results of pending or future litigation or adverse results of current or future infringements claims; our ability to repay or refinance all or a portion of our existing convertible notes issued to the public, which mature on July 1, 2004; the failure of the purchaser to pay the liabilities assumed in, or incurred after, the sale or our former Voicecom business unit; our services may be interrupted due to failure of the platforms and network infrastructure utilized in providing our services; our services may be interrupted and our costs may increase due to the filing by MCI and Global Crossing for protection under Chapter 11 of the United States Bankruptcy Code; competitive pressures among communications services providers, including pricing pressures, may increase significantly, particularly after the emergence of MCI and Global Crossing from protection under Chapter 11 of the United States Bankruptcy Code; domestic and international terrorist activity, war and political instability may adversely affect the level of services utilized by our customers and the ability of those customers to pay for services utilized; risks associated with expansion of our international operations; general economic or business conditions, internationally, nationally or in the local jurisdiction in which we are doing business, may be less favorable than expected; legislative or regulatory changes, such as the recent Federal Communications Commission revisions to the Telephone Consumer Protection Act of 1991 rules, may adversely affect the businesses in which we are engaged; changes in the securities markets may negatively impact us; increased leverage in the future may harm our financial condition and results of operations; our dependence on our subsidiaries for cash flow may negatively affect our business and our ability to pay amounts due under the notes; we may not be able to purchase or refinance the notes if so required or desired; and other factors described from time to time in our press releases, reports and other filings with the SEC. These and other factors may cause our actual results of differ materially from any of our forward-looking statements. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.